UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, the MetLife, Inc. (the “Company”) Board of Directors appointed Tamara L. Schock as Executive Vice President and Chief Accounting Officer. Ms. Schock’s appointment will be effective when her employment with a Company affiliate begins, which MetLife expects will be March 4, 2019. A copy of MetLife’s news release announcing Ms. Schock’s appointment is included in this report as Exhibit 99.1.

Ms. Schock, age 47, has served as Chief Financial Officer of Exchange Income Corporation, a multi-national publicly listed Canadian company with businesses in the aviation, aerospace and manufacturing industries, since 2015. Ms. Schock previously served as a Partner-Assurance & Advisory Services with Deloitte, Canada and Deloitte, United States of America, which provide audit and assurance, consulting, risk and financial advisory, risk management, tax, and related services, from 2006 to 2015.

Ms. Schock will receive base salary from MetLife at an annual rate of $450,000. She will receive Restricted Stock Units (“RSUs”) with an initial value of $310,000 and total cash sign-on payments of $320,000, each subject to verification of forfeited compensation from her current employer. Ms. Schock will forfeit the RSUs if she voluntarily ends her employment or is terminated for “Cause” (as defined in the MetLife 2015 Stock and Incentive Compensation Plan) within three years, and must repay the cash sign-on payments if she voluntarily ends her employment or is terminated for Cause within two years of each payment. Ms. Schock will also receive relocation benefits, including limited assistance with immigration, transportation, shipment of personal property, interim housing, an interim period per diem, tax return preparation, home sale support, broker assistance, new home closing costs, a relocation allowance for miscellaneous expenses, and make-whole for taxes on certain relocation items. All of Ms. Schock’s relocation benefits are subject to repayment if she voluntarily ends her employment or is terminated for cause during the first two years of her permanent relocation to the United States.

William O’Donnell will remain Company Executive Vice President and Chief Accounting Officer until Ms. Schock’s appointment is effective, at which time he will become MetLife’s Executive Vice President and Chief Financial Officer for the U.S.

Item 9.01	Financial Statements and Exhibits

99.1	News release of MetLife, Inc. dated December 4, 2018 announcing that its Board of Directors appointed Tamara L. Schock Executive Vice President and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name:	Jeannette N. Pina
Title:	Vice President and Secretary

Date: December 4, 2018

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